Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AND RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of Citizens Republic Bancorp, Inc. (“Citizens”) on Form 10-K for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisa T. McNeely, Chief Financial Officer of Citizens, certify, pursuant to 18 U.S.C. Section 1350 and Rule 13a-14(b) under the Securities Exchange Act of 1934, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Citizens.

Dated: February 27, 2012

/s/ Lisa T. McNeely
Lisa T. McNeely
Chief Financial Officer